EXHIBIT 99.1

SECOND AMENDED AND RESTATED TITAN MACHINERY INC.
2014 EQUITY INCENTIVE PLAN
SECTION 1.
DEFINITIONS

As used herein, the following terms shall have the meanings indicated below:
SECTION 1.“Administrator” shall mean the Board, or one or more Committees appointed by the Board, as the case may be.
(a)“Affiliate(s)” shall mean a Parent or Subsidiary of the Company.
(b)“Award” shall mean any grant of an Option, Restricted Stock Award, Restricted Stock Unit Award, Stock Appreciation Right or Performance Award.
(c)“Board” shall mean the Board of Directors of the Company.
(d)“Cause” means, for purposes of this Plan only, unless otherwise specified in an Award agreement, any one of the following:
(i)A Participant’s willful refusal to perform his or her duties without justification, or a Participant’s willful misconduct or gross negligence in the performance of his or her duties;
(ii)A Participant’s material breach of any of the Company’s material policies or codes of conduct, or material breach of a material obligations under any other agreement between such Participant and the Company;
(iii)A Participant’s willful engagement in any act of dishonesty, fraud or illegal conduct with respect to, or in the course of, the business or affairs of the Company or any of its Affiliates, which materially and adversely harms the Company or its Affiliates; or
(iv)A Participant’s conviction of, or a plea of nolo contendere to, a felony or other crime involving moral turpitude;
provided, however, if a Participant is party to an employment agreement or other similar agreement with the Company that includes a definition of “cause” or other similar term of like import, then, with respect to such Participant, Cause shall be defined as set forth in such employment agreement or other similar agreement.
(e)“Change of Control” shall mean the occurrence, in a single transaction or in a series of related transactions, of any one or more of the events in subsections (i) through (iv) below. For purposes of this definition, a person, entity or group shall be deemed to “Own,” to have “Owned,” to be the “Owner” of, or to have acquired “Ownership” of securities if such person, entity or group directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares voting power, which includes the power to vote or to direct the voting, with respect to such securities.

(i)Any person, entity or group becomes the Owner, directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the combined total voting power of the Company’s then outstanding stock other than by virtue of a merger, consolidation or similar transaction. Notwithstanding the foregoing, a Change of Control shall not be deemed to occur (A) on account of the acquisition of securities of the Company by an investor, any affiliate thereof or any other person, entity or group from the Company in a transaction or series of related transactions the primary purpose of which is to obtain financing for the Company through the issuance of equity securities or (B) solely because the level of Ownership of securities of the Company held by any person, entity or group (the “Subject Person”) exceeds the designated percentage threshold of the combined total voting power of the Company’s then outstanding stock as a result of a repurchase or other acquisition of securities of the Company by the Company reducing the number of shares of stock outstanding, provided that if a Change of Control would occur (but for the operation of this sentence) as a result of the acquisition of securities of the Company by the Company, and after such acquisition, the Subject Person becomes the Owner of any additional securities of the Company that, assuming the repurchase or other acquisition by the Company had not occurred, increases the percentage of the total voting power of the Company’s then outstanding stock Owned by the Subject Person over the designated percentage threshold, then a Change of Control shall be deemed to occur;
(ii)There is consummated a merger, consolidation or similar transaction involving (directly or indirectly) the Company and, immediately after the consummation of such merger, consolidation or similar transaction, the stockholders of the Company immediately prior thereto do not Own, directly or indirectly, either (A) outstanding voting securities representing more than fifty percent (50%) of the combined outstanding voting power of the securities of the surviving entity in such merger, consolidation or similar transaction or (B) more than fifty percent (50%) of the combined outstanding voting power of the securities of the parent of the surviving entity in such merger, consolidation or similar transaction, in each case in substantially the same proportions as their Ownership of the outstanding voting securities of the Company immediately prior to such transaction;
(iii)There is consummated a sale, lease, exclusive license or other disposition of all or substantially all of the total gross value of the consolidated assets of the Company and its subsidiaries, other than a sale, lease, license or other disposition of all or substantially all of total gross value of the consolidated assets of the Company and its subsidiaries to an entity, more than fifty percent (50%) of the combined voting power of the voting securities of which are Owned by stockholders of the Company in substantially the same proportions as their Ownership of the outstanding voting securities of the Company immediately prior to such sale, lease, license or other disposition (for purposes of this Section 1(f)(iii), “gross value” means the value of the assets of the Company or the value of the assets being disposed of, as the case may be, determined without regard to any liabilities associated with such assets); or

(iv)Individuals who, at the beginning of any consecutive twelve-month period, are members of the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the members of the Board at any time during that consecutive twelve-month period (provided, however, that if the appointment or election (or nomination for election) of any new Board member was approved or recommended by a majority vote of the members of the Incumbent Board then still in office, such new member shall, for purposes of this Plan, be considered as a member of the Incumbent Board).
For the avoidance of doubt, the term Change of Control shall not include a sale of assets, merger or other transaction effected exclusively for the purpose of changing the domicile of the Company. To the extent required, the determination of whether a Change of Control has occurred shall be made in accordance with Internal Revenue Code Section 409A and the regulations, notices and other guidance of general applicability issued thereunder.
(f)“Committee” shall mean a Committee of two or more directors who shall be appointed by and serve at the pleasure of the Board. To the extent necessary for compliance with Rule 16b-3, or any successor provision, each of the members of the Committee shall be a “non-employee director.” Solely for purposes of this Section 1(g), “non-employee director” shall have the same meaning as set forth in Rule 16b-3, as amended.
(g)The “Company” shall mean Titan Machinery Inc., a Delaware corporation.
(h)“Fair Market Value” as of any date shall mean (i) if such stock is listed on the Nasdaq Global Select Market, Nasdaq Global Market, Nasdaq Capital Market or an established stock exchange, the price of such stock on the principal stock exchange on which such stock is then traded at the close of the regular trading session of such market or exchange on such date, as reported by The Wall Street Journal or a comparable reporting service, or, if no sale of such stock shall have occurred on such date, on the next preceding date on which there was a sale of stock; (ii) if such stock is not so listed on the Nasdaq Global Select Market, Nasdaq Global Market, Nasdaq Capital Market, or an established stock exchange, the average of the closing “bid” and “asked” prices quoted by the OTC Bulletin Board, the National Quotation Bureau, or any comparable reporting service on such date or, if there are no quoted “bid” and “asked” prices on such date, on the next preceding date for which there are such quotes; or (iii) if such stock is not publicly traded as of such date, the per share value as determined by the Board or the Committee, in its sole discretion, by applying principles of valuation with respect to the Company’s Stock.
(i)“Good Reason” means for purposes of this Plan only, unless otherwise specified in an Award agreement, the occurrence, during the two-year period commencing on the date of a Change of Control, of any of the following without a Participant’s written consent, in each case, when compared to the arrangements in effect immediately prior to the Change of Control:
(i)a material reduction in the Participant’s total compensation (defined as the sum of base salary, target annual bonus, and target long-term incentive award) or base salary;
(ii)a material diminution in the Participant’s duties, responsibilities or authority; or
(iii)a relocation of more than 40 miles from the Participant’s principal office location;

provided, however, if a Participant is party to an employment agreement or other similar agreement with the Company that includes a definition of “good reason” or other similar term of like import, then, with respect to such Participant, Good Reason shall be defined as set forth in such employment agreement or other similar agreement.
(j)“Incentive Stock Option” shall mean an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.
(k)The “Internal Revenue Code” or “Code” is the Internal Revenue Code of 1986, as amended from time to time.
(l)“Nonqualified Stock Option” shall mean an Option granted pursuant to Section 10 of the Plan or an Option (or portion thereof) that does not qualify as an Incentive Stock Option.
(m)“Option” means an Incentive Stock Option or Nonqualified Stock Option granted pursuant to the Plan. If the Award agreement evidencing an Option grant does not designate whether the Option is an Incentive Stock Option or a Nonqualified Stock Option, the Option will be a Nonqualified Stock Option.
(n)“Parent” shall mean any corporation which owns, directly or indirectly in an unbroken chain, fifty percent (50%) or more of the total voting power of the Company’s outstanding stock.
(o)The “Participant” means (i) an employee or officer of the Company or any Affiliate to whom an Incentive Stock Option has been granted pursuant to Section 9; (ii) a consultant or advisor to, or director, employee or officer of, the Company or any Affiliate to whom a Nonqualified Stock Option has been granted pursuant to Section 10; (iii) a consultant or advisor to, or director, employee or officer of, the Company or any Affiliate to whom a Restricted Stock Award or Restricted Stock Unit Award has been granted pursuant to Section 11; (iv) a consultant or advisor to, or director, employee or officer of, the Company or any Affiliate to whom a Performance Award has been granted pursuant to Section 12; or (v) a consultant or advisor to, or director, employee or officer of, the Company or any Affiliate to whom a Stock Appreciation Right has been granted pursuant to Section 13.
(p)“Performance Award” shall mean any Performance Shares or Performance Units granted pursuant to Section 12 hereof.
(q)“Performance Objective(s)” shall mean one or more performance objectives established by the Administrator, in its sole discretion, for Awards granted under this Plan, including, but not limited to, any one, or a combination of, (i) Net income measures (including but not limited to earnings, net earnings, operating earnings, earnings before taxes, EBIT (earnings before interest and taxes), EBITA (earnings before interest, taxes, and amortization) EBITDA (earnings before interest, taxes, depreciation, and amortization), EBITDAR (earnings before interest, taxes, depreciation, amortization and rent) and earnings per share); (ii) Stock price measures (including but not limited to growth measures and total stockholder return (stock price plus reinvested dividends) relative to a defined comparison group or target and price-earnings multiples); (iii) Cash flow measures (including but not limited to net cash flow, net cash flow before financing activities, economic value added (or equivalent metric), debt reduction, debt to equity ratio, or establishment or material modification of a credit facility); (iv) Return measures (including but not limited to return on equity, return on average assets, return on capital, risk-adjusted return on capital, return on investors’ capital and return on average equity); (v) Operating measures (including operating income, cash from operations, after-tax operating income, sales volumes, same store sales, production volumes, credit portfolio delinquency rate, credit portfolio net charge-off rate, inventory, gross margins and production efficiency); (vi) Expense measures (including but not limited to overhead cost and general and administrative expense); (vii) Asset measures (including but not limited to a specified target, or target growth in sales, stores or credit portfolio, market capitalization or market value, proceeds from dispositions, strategic acquisitions, or raising capital); (viii) Relative performance measures (including but not limited to relative performance to a comparison group or index designated by the Committee and market share); or (ix) Corporate values measures (including but not limited to ethics, customer satisfaction, legal, enterprise risk management, regulatory, and safety), in all cases including, if selected by the Administrator, threshold, target and maximum levels.
(r)“Performance Period” shall mean the period, established at the time any Performance Award is granted or at any time thereafter, during which any Performance Objectives specified by the Administrator with respect to such Performance Award are to be measured.
(s)“Performance Share” shall mean any grant pursuant to Section 12 hereof of an Award, which value, if any, shall be paid to a Participant by delivery of shares of Stock subject to or upon achievement of, as applicable, such Performance Objectives during the Performance Period as the Administrator shall establish at the time of such grant or thereafter.
(t)“Performance Unit” shall mean any grant pursuant to Section 12 hereof of an Award, which value, if any, shall be paid to a Participant by delivery of cash upon achievement of such Performance Objectives during the Performance Period as the Administrator shall establish at the time of such grant or thereafter.
(u)The “Plan” means this Second Amended and Restated Titan Machinery Inc. 2014 Equity Incentive Plan, as may be further amended from time to time.
(v)“Restricted Stock Award” or “Restricted Stock Unit Award” shall mean any grant of restricted shares of Stock or the grant of any restricted stock units pursuant to Section 11 hereof.
(w)“Rule 16b-3” shall mean Rule 16b-3, or any successor provision, as then in effect, of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended.
(x)“Stock” shall mean common stock, par value $0.00001 per share, of the Company (subject to adjustment as described in Section 14).
(y)“Stock Appreciation Right” shall mean a grant pursuant to Section 13 hereof.
(z)A “Subsidiary” shall any corporation, limited liability company, partnership or other entity in an unbroken chain of entities beginning with the Company, if each of the entities other than the last entity in the chain owns stock or other ownership interests possessing at least fifty percent (50%) of the total combined voting power in one of the other entities in the chain. Notwithstanding the foregoing, with respect to an Incentive Stock Option, Subsidiary shall have the meaning set forth in Section 424(f) of the Code.

SECTION 2.
PURPOSE

The purpose of the Plan is to promote the success of the Company and its Affiliates by facilitating the employment and retention of competent personnel and by furnishing incentive to officers, directors, employees, consultants, and advisors upon whose efforts the success of the Company and its Affiliates will depend to a large degree.
It is the intention of the Company to carry out the Plan through the granting of Incentive Stock Options pursuant to Section 9 of this Plan; through the granting of Nonqualified Stock Options pursuant to Section 10 of this Plan; through the granting of Restricted Stock Awards and Restricted Stock Unit Awards pursuant to Section 11 of this Plan; through the granting of Performance Awards pursuant to Section 12 of this Plan; and through the granting of Stock Appreciation Rights pursuant to Section 13 of this Plan.
SECTION 3.
EFFECTIVE DATE OF PLAN

The Titan Machinery Inc. 2014 Equity Incentive Plan was adopted by the Board and effective as of April 8, 2014 and was approved by the Company’s stockholders on May 29, 2014. The Amended and Restated Titan Machinery Inc. 2014 Equity Incentive Plan was adopted by the Board and effective as of April 20, 2020 and was approved by the Company’s stockholders on June 8, 2020. This Second Amended and Restated Titan Machinery Inc. 2014 Equity Incentive Plan was adopted by the Board and is effective as of April 15, 2024 (the “Effective Date”), subject to receipt of approval by the stockholders of the Company.
SECTION 4.
ADMINISTRATION

The Plan shall be administered by the Board or by a Committee which may be appointed by the Board from time to time to administer the Plan (hereinafter collectively referred to as the “Administrator”). Except as otherwise provided herein, the Administrator shall have all of the powers vested in it under the provisions of the Plan, including but not limited to exclusive authority to determine, in its sole discretion, whether an Award shall be granted; the individuals to whom, and the time or times at which, Awards shall be granted; the number of shares subject to each Award; the option price; and the performance criteria, if any, and any other terms and conditions of each Award. The Administrator shall have full power and authority to administer and interpret the Plan, to make and amend rules, regulations and guidelines for administering the Plan, to prescribe the form and conditions of the respective agreements evidencing each Award (which may vary from Participant to Participant), to adopt terms and conditions, rules, or procedures (including the adoption of any subplan under this Plan) relating to the operation and administration of the Plan to accommodate requirements of local law and procedures outside of the United States or to qualify Awards for special tax treatment under laws of jurisdictions other than the United States; and to make all other determinations necessary or advisable for the administration of the Plan. The Administrator’s interpretation of the Plan, and all actions taken and determinations made by the Administrator pursuant to the power vested in it hereunder, shall be conclusive and binding on all parties concerned.

The Administrator may delegate its authority under this Section 4 and the terms of the Plan to the extent it deems necessary or advisable for the proper administration of the Plan, consistent with the requirements of applicable law; provided, however, that except as provided below, the Administrator may not delegate its authority to grant Awards under the Plan or to correct errors, omissions or inconsistencies in the Plan. Subject to compliance with applicable law, the Administrator may delegate to the Company’s chief executive officer and/or to other officers of the Company its authority under this Section 4, including the right to grant Awards; provided that such delegation shall not extend to the grant of Awards or the exercise of discretion with respect to Awards to officers of the Company who, at the time of such action, are subject to the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934, as amended. All authority delegated by the Administrator under this Section 4 shall be exercised in accordance with the provisions of the Plan and any guidelines for the exercise of such authority that may from time to time be established by the Administrator. To the extent that the Board, the Administrator or its delegate, as described above, administers the Plan, references in the Plan to the “Administrator” shall be deemed to refer to the Board, the Committee or such delegate.
No member of the Board or the Committee shall be liable for any action taken or determination made in good faith in connection with the administration of the Plan. In the event the Board appoints a Committee as provided hereunder, any action of the Committee with respect to the administration of the Plan shall be taken pursuant to a majority vote of the Committee members or pursuant to the written resolution of all Committee members.
SECTION 5.
PARTICIPANTS

The Administrator shall from time to time, at its discretion and without approval of the stockholders, designate those employees, officers, directors, consultants, and advisors of the Company or of any Affiliate to whom Awards shall be granted under this Plan; provided, however, that consultants or advisors shall not be eligible to receive Awards hereunder unless such consultant or advisor is a natural person, renders bona fide services to the Company or any Affiliate and such services are not in connection with the offer or sale of securities in a capital raising transaction and do not directly or indirectly promote or maintain a market for the Company’s securities. The Administrator shall, from time to time, at its discretion and without approval of the stockholders, designate those employees of the Company or any Affiliate to whom Awards, including Incentive Stock Options, shall be granted under this Plan. The Administrator may grant additional Awards, including Incentive Stock Options, under this Plan to some or all Participants then holding Awards, or may grant Awards solely or partially to new Participants. In designating Participants, the Administrator shall also determine the number of shares to be optioned or awarded to each such Participant and the performance criteria applicable to each Performance Award. The Administrator may from time to time designate individuals as being ineligible to participate in the Plan.
SECTION 6.
STOCK
The Stock to be awarded or optioned under this Plan shall consist of authorized but unissued or reacquired shares of Stock. Subject to Section 14 of this Plan, the maximum number of shares of Stock that were available for issuance under the Plan upon its initial approval by the stockholders of the Company on May 29, 2014 was 1,650,000 shares. The maximum number of shares of Stock available for issuance under the Plan was increased by an additional 550,000 shares upon the approval of the amendment and restatement of the Plan by the stockholders of the Company on June 8, 2020. The maximum number of shares of Stock available for issuance under the Plan was further increased by an additional 950,000 shares upon the approval of the second amendment and restatement of the Plan by the stockholders of the Company on June 3, 2024. All shares of Stock that may be issued under the Plan shall constitute the maximum aggregate number of shares of Stock that may be issued through Incentive Stock Options.
To the extent that shares of Stock subject to an outstanding Award are not issued by reason of the forfeiture, termination, surrender, cancellation or expiration of such Award, or by reason of being settled in cash in lieu of shares of Stock, then such shares of Stock shall be available for re-issuance under the Plan. If Stock Appreciation Rights are granted, the full number of shares of Stock subject to the Stock Appreciation Rights shall be considered issued under the Plan, without regard to the number of shares of Stock issued upon exercise of the Stock Appreciation Rights. Shares tendered, surrendered or otherwise used in payment of the exercise price of an Option shall not be available for re-issuance under the Plan. Shares of Stock withheld or surrendered for payment of taxes with respect to Awards shall not be available for re-issuance under the Plan. For the avoidance of doubt, if shares of Stock are repurchased by the Company on the open market with the proceeds of the exercise price of Options, such shares of Stock may not again be made available for issuance under the Plan.
In addition to the aggregate Stock limit above, subject to Section 14 of the Plan, the following annual limits will apply under the Plan:
(a)In no event shall a Participant be granted Options or Stock Appreciation Rights during any fiscal year of the Company covering in the aggregate more than 1,000,000 shares of Stock, subject to adjustment as provided in Section 14; provided, however, that a share of Stock subject to a Stock Appreciation Right that is granted in tandem with an Option shall count as one share against this limitation.
(b)In no event shall a Participant be granted Restricted Stock Awards or, to the extent payable in or measured by the value of shares of Stock, Restricted Stock Unit Awards during any fiscal year of the Company covering in the aggregate more than 1,000,000 shares of Stock, subject to adjustment as provided in Section 14.
(c)To the extent payable in or measured by the value of shares of Stock, in no event shall a Participant be granted Performance Awards during any fiscal year of the Company covering in the aggregate more than 1,000,000 shares of Stock, subject to adjustment as provided in Section 14.
(d)The maximum aggregate grant date value of shares of Stock subject to Awards granted to any director who is not an employee of the Company (a “Non-Employee Director”) during any fiscal year for services rendered as a Non-Employee Director, taken together with any cash fees earned by such Non-Employee Director for services rendered as a Non-Employee Director during the fiscal year, shall not exceed $350,000. For purposes of this limit, the value of such Awards shall be calculated based on the grant date fair value of such Awards for financial reporting purposes.

SECTION 7.
DURATION OF PLAN
Incentive stock options may be granted pursuant to the Plan from time to time during a period of ten (10) years from the Effective Date. Other Awards may be granted pursuant to the Plan from time to time after the Effective Date and until the Plan is discontinued or terminated by the Administrator.
SECTION 8.
PAYMENT
Participants may pay for shares upon exercise of Options granted pursuant to this Plan (i) in cash, or with a personal check or certified check, (ii) by the transfer from the Participant to the Company of previously acquired shares of Stock, (iii) through the withholding of shares of Stock from the number of shares otherwise issuable upon the exercise of the Option (e.g., a net share settlement), (iv) through broker-assisted cashless exercise, or (v) by a combination thereof. Any stock tendered as part of such payment shall be valued at such stock’s then-current Fair Market Value. In the event the Optionee elects to pay the exercise price in whole or in part with previously acquired shares of Stock or through a net share settlement, the Fair Market Value of the shares of Stock delivered or withheld shall equal the total exercise price for the shares being purchased in such manner. The Administrator may, in its sole discretion, limit the forms of payment available to the Participant and may exercise such discretion any time prior to the termination of the Option granted to the Participant or upon any exercise of the Option by the Participant. “Previously acquired shares of Stock” means shares of the Company’s Stock which the Participant has owned for at least six (6) months prior to the exercise of the Option, or for such other period of time, if any, as may be required by generally accepted accounting principles.
With respect to payment in the form of Stock, the Administrator may require advance approval or adopt such rules as it deems necessary to assure compliance with Rule 16b-3, if applicable.
SECTION 9.
TERMS AND CONDITIONS OF INCENTIVE STOCK OPTIONS
Each Incentive Stock Option granted pursuant to this Section 9 shall be evidenced by a written Incentive Stock Option agreement (the “ISO Option Agreement”). The ISO Option Agreement shall be in such form as may be approved from time to time by the Administrator and may vary from Participant to Participant; provided, however, that each Participant and each ISO Option Agreement shall comply with and be subject to the following terms and conditions:
(a)Number of Shares and Option Exercise Price. The ISO Option Agreement shall state the total number of shares covered by the Incentive Stock Option. Except as permitted by Code Section 424(a), or any successor provision, the option exercise price per share shall not be less than one hundred percent (100%) of the per share Fair Market Value of the Stock on the date the Administrator grants the Option; provided, however, that if a Participant owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of its Parent or any Subsidiary, the option exercise price per share of an Incentive Stock Option granted to such Participant shall not be less than one hundred ten percent (110%) of the per share Fair Market Value of the Company’s Stock on the date of the grant of the Option. The Administrator shall have full authority and discretion in establishing the option exercise price and shall be fully protected in so doing.

(b)Term and Exercisability of Incentive Stock Option. The term during which any Incentive Stock Option granted under the Plan may be exercised shall be established in each case by the Administrator. Except as permitted by Code Section 424(a), in no event shall any Incentive Stock Option be exercisable during a term of more than ten (10) years after the date on which it is granted; provided, however, that if a Participant owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of its Parent or any Subsidiary, the Incentive Stock Option granted to such Participant shall be exercisable during a term of not more than five (5) years after the date on which it is granted.
The ISO Option Agreement shall state when the Incentive Stock Option becomes exercisable and shall also state the maximum term during which the Option may be exercised. In the event an Incentive Stock Option is exercisable immediately, the manner of exercise of the Option in the event it is not exercised in full immediately shall be specified in the ISO Option Agreement. The Administrator may accelerate the exercisability of any Incentive Stock Option granted hereunder which is not immediately exercisable as of the date of grant.
(c)Nontransferability. No Incentive Stock Option shall be transferable, in whole or in part, by the Participant other than by will or by the laws of descent and distribution. During the Participant’s lifetime, the Incentive Stock Option may be exercised only by the Participant. If the Participant shall attempt any transfer of any Incentive Stock Option granted under the Plan during the Participant’s lifetime, such transfer shall be void and the Incentive Stock Option, to the extent not fully exercised, shall terminate.
(d)No Rights as Stockholder. A Participant (or the Participant’s successor or successors) shall have no rights as a stockholder with respect to any shares covered by an Incentive Stock Option until the date of the issuance of stock subject to such Award upon exercise, as evidenced by a stock certificate or as reflected in the books and records of the Company or its designated agent (i.e., a “book entry”). No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property), distributions or other rights for which the record date is prior to the date such stock is actually issued (except as otherwise provided in Section 14 of the Plan), as evidenced in either certificated or book entry form.
(e)Withholding. The Company or any Affiliate shall be entitled to withhold and deduct from any future payments to the Participant all legally required amounts necessary to satisfy any and all withholding and employment-related taxes attributable to the Participant’s exercise of an Incentive Stock Option or a “disqualifying disposition” of shares acquired through the exercise of an Incentive Stock Option as defined in Code Section 421(b). In the event the Participant is required under the ISO Option Agreement to pay the Company, or make arrangements satisfactory to the Company respecting payment of, such withholding and employment-related taxes, the Administrator may, in its discretion and pursuant to such rules as it may adopt, permit the Participant to satisfy such obligation, in whole or in part, by delivering shares of the Stock or by electing to have the Company withhold shares of Stock otherwise issuable to the Participant as a result of the exercise of the Incentive Stock Option. Such shares shall have a Fair Market Value up to the maximum amount permitted to be withheld for tax purposes in the applicable jurisdiction. In no event may the Participant deliver shares, nor may the Company or any Affiliate withhold shares, having a Fair Market Value in excess of the maximum amount permitted to be withheld for tax purposes in the applicable jurisdiction. The Participant’s election to have shares withheld for this purpose shall be made on or before the later of (i) the date the Incentive Stock Option is exercised or the date of the disqualifying disposition, as the case may be, or

(ii) the date that the amount of tax to be withheld is determined under applicable tax law. Such election shall be approved by the Administrator and otherwise comply with such rules as the Administrator may adopt to assure compliance with Rule 16b-3, if applicable.
(f)Vesting Limitation. Notwithstanding any other provision of the Plan, the aggregate Fair Market Value (determined as of the date an Option is granted) of the Stock with respect to which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year under the Plan and any other “Incentive Stock Option” plans of the Company or any Affiliate shall not exceed $100,000 (or such other amount as may be prescribed by the Code from time to time); provided, however, that if the exercisability or vesting of an Incentive Stock Option is accelerated as permitted under the provisions of the Plan and such acceleration would result in a violation of the limit imposed by this Section 9(f), such acceleration shall be of full force and effect but the number of shares of Stock that exceed such limit shall be treated as having been granted pursuant to a Nonqualified Stock Option; and provided, further, that the limits imposed by this Section 9(f) shall be applied to all outstanding Incentive Stock Options under the Plan and any other “Incentive Stock Option” plans of the Company or any Affiliate in chronological order according to the dates of grant.
(g)Other Provisions. The ISO Option Agreement authorized under this Section 9 shall contain such other provisions as the Administrator shall deem advisable. Any such ISO Option Agreement shall contain such limitations and restrictions upon the exercise of the Option as shall be necessary to ensure that such Option will be considered an “Incentive Stock Option” as defined in Code Section 422 or to conform to any change therein.
SECTION 10.
TERMS AND CONDITIONS OF NONQUALIFIED STOCK OPTIONS
Each Nonqualified Stock Option granted pursuant to this Section 10 shall be evidenced by a written Nonqualified Stock Option agreement (the “NQSO Option Agreement”). The NQSO Option Agreement shall be in such form as may be approved from time to time by the Administrator and may vary from Participant to Participant; provided, however, that each Participant and each NQSO Option Agreement shall comply with and be subject to the following terms and conditions:
(a)Number of Shares and Option Exercise Price. The NQSO Option Agreement shall state the total number of shares covered by the Nonqualified Stock Option. Unless otherwise determined by the Administrator, the option exercise price per share shall be one hundred percent (100%) of the per share Fair Market Value of the Stock on the date the Administrator grants the Option.
(b)Term and Exercisability of Nonqualified Stock Option. The term during which any Nonqualified Stock Option granted under the Plan may be exercised shall be established in each case by the Administrator. The NQSO Option Agreement shall state when the Nonqualified Stock Option becomes exercisable and shall also state the maximum term during which the Option may be exercised. In the event a Nonqualified Stock Option is exercisable immediately, the manner of exercise of the Option in the event it is not exercised in full immediately shall be specified in the NQSO Option Agreement. The Administrator may accelerate the exercisability of any Nonqualified Stock Option granted hereunder which is not immediately exercisable as of the date of grant.
(c)Transferability. A Nonqualified Stock Option shall be transferable, in whole or in part, by the Participant by will or by the laws of descent and distribution. In addition, the Administrator may, in its sole discretion, permit the Participant to transfer any or all Nonqualified Stock Options to any member of the Participant’s “immediate family” as such term is defined in Rule 16a-1(e) promulgated under the Securities Exchange Act of 1934, as amended, or any successor provision, or to one or more trusts whose beneficiaries are members of such Participant’s “immediate family” or partnerships in which such family members are the only partners; provided, however, that the Participant cannot receive any consideration for the transfer and such transferred Nonqualified Stock Option shall continue to be subject to the same terms and conditions as were applicable to such Nonqualified Stock Option immediately prior to its transfer.
(d)No Rights as Stockholder. A Participant (or the Participant’s successor or successors) shall have no rights as a stockholder with respect to any shares covered by a Nonqualified Stock Option until the date of the issuance of stock as evidenced by a stock certificate or as reflected in book entry form. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property), distributions or other rights for which the record date is prior to the date such stock is actually issued (except as otherwise provided in Section 14 of the Plan), as evidenced in either certificated or book entry form.
(e)Withholding. The Company or any Affiliate shall be entitled to withhold and deduct from any future payments to the Participant all legally required amounts necessary to satisfy any and all withholding and employment-related taxes attributable to the Participant’s exercise of a Nonqualified Stock Option. In the event the Participant is required under the NQSO Option Agreement to pay the Company, or make arrangements satisfactory to the Company respecting payment of, such withholding and employment-related taxes, the Administrator may, in its discretion and pursuant to such rules as it may adopt, permit the Participant to satisfy such obligation, in whole or in part, by delivering shares of the Company’s Stock or by electing to have the Company withhold shares of Stock otherwise issuable to the Participant as a result of the exercise of the Nonqualified Stock Option. Such shares shall have a Fair Market Value up to the maximum amount permitted to be withheld for tax purposes in the applicable jurisdiction. In no event may the Participant deliver shares, nor may the Company or any Affiliate withhold shares, having a Fair Market Value in excess of the maximum amount permitted to be withheld for tax purposes in the applicable jurisdiction. The Participant’s election to deliver shares or to have shares withheld for this purpose shall be made on or before the later of (i) the date the Nonqualified Stock Option is exercised, or (ii) the date that the amount of tax to be withheld is determined under applicable tax law. Such election shall be approved by the Administrator and otherwise comply with such rules as the Administrator may adopt to assure compliance with Rule 16b-3, if applicable.
(f)Other Provisions. The NQSO Option Agreement authorized under this Section 10 shall contain such other provisions as the Administrator shall deem advisable.
SECTION 11.
RESTRICTED STOCK AND RESTRICTED STOCK UNIT AWARDS
Each Restricted Stock Award or Restricted Stock Unit Award granted pursuant to the Plan shall be evidenced by a written restricted stock or restricted stock unit agreement (the “Restricted Stock Agreement” or “Restricted Stock Unit Agreement,” as the case may be). The Restricted Stock Agreement or Restricted Stock Unit Agreement shall be in such form as may be approved from time to time by the Administrator and may vary from Participant to Participant; provided, however, that each Participant and each Restricted Stock Agreement or Restricted Stock Unit Agreement shall comply with and be subject to the following terms and conditions:

(a)Number of Shares. The Restricted Stock Agreement or Restricted Stock Unit Agreement shall state the total number of shares of Stock covered by the Restricted Stock Award or Restricted Stock Unit Award.
(b)Risks of Forfeiture. The Restricted Stock Agreement or Restricted Stock Unit Agreement shall set forth the risks of forfeiture, if any, including risks of forfeiture based on Performance Objectives, which shall apply to the shares of Stock covered by the Restricted Stock Award or Restricted Stock Unit Award, and shall specify the manner in which such risks of forfeiture shall lapse. The Administrator may, in its sole discretion, modify the manner in which such risks of forfeiture shall lapse but only with respect to those shares of Stock which are restricted as of the effective date of the modification.
(c)Issuance of Shares; Rights as Stockholder.
(i)With respect to a Restricted Stock Award, the Company shall cause to be issued shares in the Participant’s name as evidenced by a stock certificate or as reflected in book entry form, provided, that the Company shall place a legend or restriction on such shares describing the risks of forfeiture and other transfer restrictions set forth in the Participant’s Restricted Stock Agreement. Until the risks of forfeiture have lapsed or the shares subject to such Restricted Stock Award have been forfeited, the Participant shall be entitled to vote the shares of Stock, but, except as provided in this paragraph (i) regarding dividends, the Participant shall not have any other rights as a stockholder with respect to such shares. Except as provided otherwise by the Administrator, Participants holding Restricted Stock Awards shall be entitled to receive all dividends and other distributions paid with respect to the shares of Stock underlying the Restricted Stock Awards. Cash dividends with respect to Restricted Stock Awards that are subject to risk of forfeiture restrictions will be credited to a book-entry account and paid to the Participant only when the risk of forfeiture applicable to such Restricted Stock Award has lapsed. Except as provided otherwise under Article 14, dividends payable in shares of Stock shall be subject to the same risk of forfeiture restrictions as the underlying Restricted Stock Award. If any Restricted Stock Awards are forfeited, the Participant shall have no right to dividends or other distributions with respect to such Restricted Stock Award.
(ii)With respect to a Restricted Stock Unit Award, as the risks of forfeiture on the restricted stock units lapse, the Participant shall be entitled to payment of the Restricted Stock Units. The Administrator may, in its sole discretion, pay Restricted Stock Units in cash, shares of Stock or any combination thereof. If payment is made in shares of Stock, the Administrator shall cause to be issued Stock in the Participant’s name and shall deliver such Stock to the Participant in satisfaction of such restricted stock units. Until the risks of forfeiture on the restricted stock units have lapsed, the Participant shall not be entitled to vote any shares of stock which may be acquired through the restricted stock units, shall not receive any dividends attributable to such shares, and shall not have any other rights as a stockholder with respect to such shares.

(d)Withholding Taxes. The Company or its Affiliate shall be entitled to withhold and deduct from any future payments to the Participant all legally required amounts necessary to satisfy any and all withholding and employment-related taxes attributable to the Participant’s Restricted Stock Award or Restricted Stock Unit Award. In the event the Participant is required under the Restricted Stock Agreement or Restricted Stock Unit Agreement to pay the Company, or make arrangements satisfactory to the Company respecting payment of, such withholding and employment-related taxes, the Administrator may, in its discretion and pursuant to such rules as it may adopt, permit the Participant to satisfy such obligations, in whole or in part, by delivering shares of Stock or by electing to have the Company withhold (i) shares of Stock subject to the Restricted Stock Award on which the risks of forfeiture have lapsed or (ii) shares of Stock otherwise issuable to the Participant pursuant to the settlement of Restricted Stock Unit Awards, as applicable. Such shares shall have a Fair Market Value up to the maximum amount permitted to be withheld for tax purposes in the applicable jurisdiction. In no event may the Participant deliver shares, nor may the Company or any Affiliate withhold shares, having a Fair Market Value in excess of the maximum amount permitted to be withheld for tax purposes in the applicable jurisdiction. The Participant’s election to deliver shares of Stock for this purpose shall be made on or before the date that the amount of tax to be withheld is determined under applicable tax law. Such election shall be approved by the Administrator and otherwise comply with such rules as the Administrator may adopt to assure compliance with Rule 16b-3, if applicable.
(e)Nontransferability. No Restricted Stock Award shall be transferable, in whole or in part, by the Participant, other than by will or by the laws of descent and distribution, prior to the date the risks of forfeiture described in the Restricted Stock Agreement have lapsed. No Restricted Stock Unit Award shall be transferable, in whole or in part, by the Participant prior to the date of settlement thereof into shares of Stock, other than by will or by the laws of descent and distribution. If the Participant shall attempt any transfer of any Restricted Stock Award or Restricted Stock Unit Award granted under the Plan prior to such date, such transfer shall be void and the Restricted Stock Award or Restricted Stock Unit Award shall terminate.
(f)Other Provisions. The Restricted Stock Agreement or Restricted Stock Unit Agreement authorized under this Section 11 shall contain such other provisions as the Administrator shall deem advisable.
SECTION 12.
PERFORMANCE AWARDS
Each Performance Award granted pursuant to this Section 12 shall be evidenced by a written performance award agreement (the “Performance Award Agreement”). The Performance Award Agreement shall be in such form as may be approved from time to time by the Administrator and may vary from Participant to Participant; provided, however, that each Participant and each Performance Award Agreement shall comply with and be subject to the following terms and conditions:
(a)Awards. Performance Awards in the form of Performance Units or Performance Shares may be granted to any Participant in the Plan. Performance Units shall consist of monetary awards which may be earned or become vested in whole or in part if the Company or the Participant achieves certain Performance Objectives established by the Administrator over a specified Performance Period. Performance Shares shall consist of shares of Stock or other Awards denominated in shares of Stock that may be earned or become vested in whole or in part if the Company or the Participant achieves certain Performance Objectives established by the Administrator over a specified Performance Period.

(b)Performance Objectives, Performance Period and Payment. The Performance Award Agreement shall set forth:
(i)the number of Performance Units or Performance Shares subject to the Performance Award, and the dollar value of each Performance Unit;
(ii)one or more Performance Objectives established by the Administrator;
(iii)the Performance Period over which Performance Units or Performance Shares may be earned or may become vested;
(iv)the extent to which partial achievement of the Performance Objectives may result in a payment or vesting of the Performance Award, as determined by the Administrator; and
(v)the date upon which payment of Performance Units will be made or Performance Shares will be issued, as the case may be, and the extent to which such payment or the receipt of such Performance Shares may be deferred.
(c)Withholding Taxes. The Company or its Affiliates shall be entitled to withhold and deduct from any future payments to the Participant all legally required amounts necessary to satisfy any and all withholding and employment-related taxes attributable to the Participant’s Performance Award. In the event the Participant is required under the Performance Award Agreement to pay the Company or its Affiliates, or make arrangements satisfactory to the Company or its Affiliates respecting payment of, such withholding and employment-related taxes, the Administrator may, in its discretion and pursuant to such rules as it may adopt, permit the Participant to satisfy such obligations, in whole or in part, by delivering shares of Stock or by electing, as applicable, to have the Company withhold shares of Stock subject to a Performance Award for which the risks of forfeiture have lapsed or that would otherwise be issuable to the Participant pursuant to the settlement of a Performance Award. Such shares shall have a Fair Market Value up to the maximum amount permitted to be withheld for tax purposes in the applicable jurisdiction. In no event may the Participant deliver shares, nor may the Company or any Affiliate withhold shares, having a Fair Market Value in excess of the maximum amount permitted to be withheld for tax purposes in the applicable jurisdiction. The Participant’s election to deliver shares of Stock for this purpose shall be made on or before the date that the amount of tax to be withheld is determined under applicable tax law. Such election shall be approved by the Administrator and otherwise comply with such rules as the Administrator may adopt to assure compliance with Rule 16b-3, if applicable.
(d)Nontransferability. No Performance Award shall be transferable, in whole or in part, by the Participant, other than by will or by the laws of descent and distribution. If the Participant shall attempt any transfer of any Performance Award granted under the Plan, such transfer shall be void and the Performance Award shall terminate.
(e)No Rights as Stockholder. A Participant (or the Participant’s successor or successors) shall have no rights as a stockholder with respect to any shares covered by a Performance Award until the date of the issuance of stock. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property), distributions or other rights for which the record date is prior to the date such stock is actually issued (except as otherwise provided in Section 14 of the Plan).

(f)Other Provisions. The Performance Award Agreement authorized under this Section 12 shall contain such other provisions as the Administrator shall deem advisable.
SECTION 13.
STOCK APPRECIATION RIGHTS
Each Stock Appreciation Right granted pursuant to this Section 13 shall be evidenced by a written stock appreciation right agreement (the “Stock Appreciation Right Agreement”). The Stock Appreciation Right Agreement shall be in such form as may be approved from time to time by the Administrator and may vary from Participant to Participant; provided, however, that each Participant and each Stock Appreciation Right Agreement shall comply with and be subject to the following terms and conditions:
(a)Awards. A Stock Appreciation Right shall entitle the Participant to receive, upon exercise, cash, shares of Stock, or any combination thereof, having a value equal to the excess of (i) the Fair Market Value of a specified number of shares of Stock on the date of such exercise, over (ii) a specified exercise price. Unless otherwise determined by the Administrator, the specified exercise price shall not be less than 100% of the Fair Market Value of such shares of Stock on the date of grant of the Stock Appreciation Right. A Stock Appreciation Right may be granted independent of or in tandem with a previously or contemporaneously granted Option.
(b)Term and Exercisability. The term during which any Stock Appreciation Right granted under the Plan may be exercised shall be established in each case by the Administrator. The Stock Appreciation Right Agreement shall state when the Stock Appreciation Right becomes exercisable and shall also state the maximum term during which such Stock Appreciation Right may be exercised. In the event a Stock Appreciation Right is exercisable immediately, the manner of exercise of such Stock Appreciation Right in the event it is not exercised in full immediately shall be specified in the Stock Appreciation Right Agreement. The Administrator may accelerate the exercisability of any Stock Appreciation Right granted hereunder which is not immediately exercisable as of the date of grant. If a Stock Appreciation Right is granted in tandem with an Option, the Stock Appreciation Right Agreement shall set forth the extent to which the exercise of all or a portion of the Stock Appreciation Right shall cancel a corresponding portion of the Option, and the extent to which the exercise of all or a portion of the Option shall cancel a corresponding portion of the Stock Appreciation Right.
(c)Withholding Taxes. The Company or its Affiliate shall be entitled to withhold and deduct from any future payments to the Participant all legally required amounts necessary to satisfy any and all withholding and employment-related taxes attributable to the Participant’s Stock Appreciation Right. In the event the Participant is required under the Stock Appreciation Right to pay the Company or its Affiliate, or make arrangements satisfactory to the Company or its Affiliate respecting payment of, such withholding and employment-related taxes, the Administrator may, in its discretion and pursuant to such rules as it may adopt, permit the Participant to satisfy such obligation, in whole or in part, by delivering shares of the Company’s Stock or by electing to have the Company withhold shares of Stock otherwise issuable to the Participant as a result of the exercise of the Stock Appreciation Right. Such shares shall have a Fair Market Value up to the maximum amount permitted to be withheld for tax purposes in the applicable jurisdiction. In no event may the Participant deliver shares, nor may the Company or any Affiliate withhold shares, having a Fair Market Value in excess of the maximum amount permitted to be withheld for tax purposes in the applicable jurisdiction. The Participant’s election to deliver shares or to have shares withheld for this purpose shall be made on or before the later of (i) the date the Stock

Appreciation Right is exercised, or (ii) the date that the amount of tax to be withheld is determined under applicable tax law. Such election shall be approved by the Administrator and otherwise comply with such rules as the Administrator may adopt to assure compliance with Rule 16b-3, if applicable.
(d)Nontransferability. No Stock Appreciation Right shall be transferable, in whole or in part, by the Participant, other than by will or by the laws of descent and distribution. If the Participant shall attempt any transfer of any Stock Appreciation Right granted under the Plan, such transfer shall be void and the Stock Appreciation Right shall terminate.
(e)No Rights as Stockholder. A Participant (or the Participant’s successor or successors) shall have no rights as a stockholder with respect to any shares covered by a Stock Appreciation Right until the date of the issuance of stock evidencing such shares, as evidenced by a stock certificate or as reflected in book entry form. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property), distributions or other rights for which the record date is prior to the date such stock is actually issued (except as otherwise provided in Section 14 of the Plan), as evidenced in either certificated or book entry form.
(f)Other Provisions. The Stock Appreciation Right Agreement authorized under this Section 13 shall contain such other provisions as the Administrator shall deem advisable, including but not limited to any restrictions on the exercise of the Stock Appreciation Right which may be necessary to comply with Rule 16b-3 of the Securities Exchange Act of 1934, as amended.
SECTION 14.
ADJUSTMENTS UPON CHANGES IN STOCK

In the event of any dividend or other distribution (whether in the form of cash, shares of Stock, or other property, but excluding regular, quarterly cash dividends), recapitalization, forward or reverse stock split, subdivision, consolidation or reduction of capital, reorganization, merger, amalgamation, consolidation, scheme of arrangement, split-up, spin-off or combination involving the Company or repurchase or exchange of shares of Stock or other securities of the Company or other rights to purchase shares of Stock or other securities of the Company, or other similar corporate transactions or events that affects the shares of Stock, provided that any such transaction or event referred to heretofore does not involve the receipt of consideration by the Company, the Administrator may, in its sole discretion, in such manner as it deems equitable in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, adjust (a) the number and type of shares of Stock (or other securities or property) with respect to which Awards may be granted under the Plan, (b) the number and type of shares of Stock (or other securities or property) subject to outstanding Awards, (c) the grant or exercise price with respect to any applicable Award or, the measure to be used to determine the amount of the benefit payable on an Award, (d) the number and kind of outstanding Restricted Stock Awards or relating to any other outstanding Award in connection with which shares of Stock are issued or otherwise subject, (e) the number of shares of Stock with respect to which Awards may be granted to a Participant as set forth in Sections 6(a), 6(b) and 6(c) hereof and the number of shares of Stock reserved for issuance pursuant to Section 6 hereof, (f) the number and type of shares of Stock (or other securities or property) as to which Awards may be settled and (g) any other adjustments that the Administrator determines to be equitable. Additional shares that may become covered by the Award pursuant to such adjustment shall be subject to the same restrictions as are applicable to the shares with respect to which the adjustment relates.

The Administrator may restrict the rights of, or the applicability of, this Section 14 to the extent necessary to comply with Section 16(b) of the Securities Exchange Act of 1934, as amended, the Internal Revenue Code or any other applicable law or regulation. The grant of an Award pursuant to the Plan shall not limit in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge, exchange or consolidate or to dissolve, liquidate, sell or transfer all or any part of its business or assets.
SECTION 15.
EFFECT OF A CHANGE OF CONTROL
Notwithstanding any other provision of this Plan to the contrary, the provisions of this Section 15 shall apply in the event of a Change of Control.
(a)Awards Assumed by Successor. Upon the occurrence of a Change of Control, (1) if the Company is the surviving entity in the Change of Control and an Award continues to be outstanding and in effect or (2) if Company is not the surviving entity in the Change of Control and an Award is Assumed (as defined in subsection (b) below) by the successor person or entity effecting the Change of Control, then such Award shall vest and be exercisable in accordance with the terms of the original grant, unless during the two year period commencing on the date of the Change of Control:
(i)a Participant’s service is involuntarily terminated for reasons other than for Cause; or
(ii)a Participant who is an employee terminates his or her employment for Good Reason.
If clause (a)(i) or (ii) applies, the Award shall become fully vested and exercisable, if applicable, and any restrictions that apply to the Award shall lapse, and any Award subject to a Performance Objective shall be deemed to be satisfied based on actual performance through the date of the Participant’s termination if such performance is determinable in the judgement of the Administrator, and based on target level performance if actual performance is not determinable. Except as otherwise set forth in an Award agreement or as required by Section 21(h), any Restricted Stock Unit Award or Performance Award that vests as a result of the Participant’s termination under clause (a)(i) or (ii) will be settled within sixty (60) days following the Participant’s termination under clause (a)(i) or (ii). For purposes of this Section 15(a), a Participant’s termination of employment for Good Reason shall not be considered to be for Good Reason unless:
(i)the Participant has provided the Company with a written notice of his or her intent to terminate employment for Good Reason within sixty (60) days of the Participant becoming aware of the circumstances giving rise to Good Reason; and
(ii)the Participant allows the Company thirty (30) days to remedy such circumstances to the extent curable.
Notwithstanding the foregoing, if a Participant who is an employee is a party to an employment agreement or other similar agreement with the Company that includes a definition of “good reason” or other similar term of like import, then, with respect to such Participant, any termination of employment for Good Reason for purposes of this Section 15(a) shall be determined in accordance with the procedures set forth in such employment agreement or other similar agreement.

(b)Assumed Awards Defined. For purposes of this Section 15, an Award shall be considered assumed (“Assumed”) if each of the following conditions are met:
(i)Options and Stock Appreciation Rights are converted into a replacement Award in a manner that complies with Internal Revenue Code Section 409A and, in the case of an Incentive Stock Option, Internal Revenue Code Section 424;
(ii)Restricted Stock Unit Awards, Restricted Stock Awards and Performance Awards are converted into a replacement Award covering (1) a number of shares of stock of the entity effecting the Change of Control (or a successor or parent corporation), as determined in a manner substantially similar to the treatment of an equal number of shares of Stock covered by the Award; provided that to the extent that any portion of the consideration received by holders of shares of Stock in the Change of Control transaction is not in the form of the common stock of such entity (or a successor or parent corporation), the number of shares covered by the replacement Award shall be based on the average of the high and low selling prices of the common stock of such entity (or a successor or parent corporation) on the established stock exchange on the trading day immediately preceding the date of the Change of Control or (2) an amount of cash consideration, as applicable, based upon the terms of the original Award;
(iii)the replacement Award contains provisions for scheduled vesting, treatment on the Participant’s termination from employment or directorship, as applicable (including the definitions of “Cause” and “Good Reason”), and, if applicable, Performance Objectives and associated target levels and payout factors that are no less favorable to the Participant than the underlying Award being replaced, and all other terms of the replacement Award (other than the security and number of shares represented by the replacement Award) are substantially similar to the underlying Award; and
(iv)if the replacement Award is to be settled in shares of stock, the security represented by the replacement Award is of a class of stock that is publicly held and widely traded on an established stock exchange.
(c)Awards not Assumed by Successor.
(i)Upon the occurrence of a Change of Control, if Company is not the surviving entity in the Change of Control and an Award is not Assumed by successor person or entity effecting the Change of Control, then such Award shall become fully vested and exercisable on the date of the Change of Control, any restrictions that apply to such Award shall lapse, and any Performance Objectives applicable to such Award shall be deemed to be satisfied based on actual performance through the date of the Change of Control if such performance is determinable in the judgement of the Administrator, and based on target level performance if actual performance is not determinable. Payment with respect to such Awards shall be made as follows:

(1)    For each Option and Stock Appreciation Right, the Participant shall receive a payment equal to the difference between the consideration (consisting of cash or other property, including securities of a successor or parent corporation) received by holders of shares of Stock in the Change of Control transaction and the exercise price of the applicable Option or Stock Appreciation Right, if such difference is positive. Such payment shall be made in the same form as the consideration received by holders of shares of Stock. Any Options or Stock Appreciation Rights with an exercise price that is higher than the per share consideration received by holders of shares of Stock in connection with the Change of Control shall be cancelled for no additional consideration.
(2)    For each Restricted Stock Award, Restricted Stock Unit Award, or Performance Share Award, the Participant shall receive the consideration (consisting of cash or other property, including securities of a successor or parent corporation) that such Participant would have received in the Change of Control transaction had he or she been, immediately prior to such transaction, a holder of the number of shares of Stock equal to the number of Shares covered by the Restricted Stock Award, Restricted Stock Unit Award, or Performance Share Award (based on actual performance through the date of the Change of Control if such performance is determinable in the judgement of the Administrator, and based on target level performance if actual performance is not determinable).
(3)    For each Performance Unit Award, the Participant shall receive an amount in cash based on actual performance under the Performance Objective set forth in the Performance Unit Award through the date of the Change of Control if such performance is determinable in the judgement of the Administrator, and based on target level performance if such actual performance is not determinable.
(ii)The payments contemplated by clauses (c)(i)(1), (c)(i)(2) and (c)(i)(3) of this Section 15(c) shall be made upon or as soon as practicable following the Change of Control, provided, however, that with respect to any Award that is subject to Internal Revenue Code Section 409A, if the Change of Control is not also a “change in control event” within the meaning of Internal Revenue Code Section 409A, the payment shall be made on the date payment would have been made had the Change of Control not occurred.

SECTION 16.
INVESTMENT PURPOSE
No shares of Stock shall be issued pursuant to the Plan unless and until there has been compliance, in the opinion of Company’s counsel, with all applicable legal requirements, including without limitation, those relating to securities laws and stock exchange listing requirements. As a condition to the issuance of Stock to Participant, the Administrator may require Participant to (i) represent that the shares of Stock are being acquired for investment and not resale and to make such other representations as the Administrator shall deem necessary or appropriate to qualify the issuance of the shares as exempt from the Securities Act of 1933 and any other applicable securities laws, and (ii) represent that Participant shall not dispose of the shares of Stock in violation of the Securities Act of 1933 or any other applicable securities laws.
As a further condition to the grant of any Option or the issuance of Stock to Participant, Participant agrees to the following:
(a)In the event the Company advises Participant that it plans an underwritten public offering of its Stock in compliance with the Securities Act of 1933, as amended, and the underwriter(s) seek to impose restrictions under which certain stockholders may not sell or contract to sell or grant any option to buy or otherwise dispose of part or all of their stock purchase rights of the Stock underlying Awards, Participant will not, for a period not to exceed 180 days from the prospectus, sell or contract to sell or grant an option to buy or otherwise dispose of any Option granted to Participant pursuant to the Plan or any of the underlying shares of Stock without the prior written consent of the underwriter(s) or its representative(s).
(b)In the event the Company makes any public offering of its securities and determines in its sole discretion that it is necessary to reduce the number of issued but unexercised stock purchase rights so as to comply with any state’s securities or Blue Sky law limitations with respect thereto, the Board shall have the right (i) to accelerate the exercisability of any Option and the date on which such Option must be exercised, provided that the Company gives Participant prior written notice of such acceleration, and (ii) to cancel any Options or portions thereof which Participant does not exercise prior to or contemporaneously with such public offering.
(c)In the event of a Change of Control, Participant will comply with Rule 145 of the Securities Act of 1933 and any other restrictions imposed under other applicable legal or accounting principles if Participant is an “affiliate” (as defined in such applicable legal and accounting principles) at the time of the Change of Control, and Participant will execute any documents necessary to ensure compliance with such rules.
The Company reserves the right to place a legend on any stock certificate (or a notation on any book entry shares permitted by the Administrator) issued in connection with an Award pursuant to the Plan to assure compliance with this Section 16.
The Company shall not be required to register or maintain the registration of the Plan, any Award, or any Stock issued or issuable pursuant to the Plan under the Securities Act of 1933 or any other applicable securities laws. If the Company is unable to obtain the authority that the Company or its counsel deems necessary for the lawful issuance and sale of Stock under the Plan, the Company shall not be liable for the failure to issue and sell Stock upon the exercise, vesting, or lapse of risk of forfeiture of an Award unless and until such authority is obtained. A Participant shall not be eligible for the grant of an Award or the issuance of Stock pursuant to an Award if such grant or issuance would violate any applicable securities law.
SECTION 17.
NONTRANSFERABILITY
(a)In General. Except as expressly provided in the Plan or an Award agreement, no Award shall be transferable by the Participant, in whole or in part, other than by will or by the laws of descent and distribution. If the Participant shall attempt any transfer of any Award, such transfer shall be void and the Award shall terminate.
(b)[Reserved].
(c)Beneficiary Designation. Each Participant may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid in case of such Participant’s death before receipt of any or all of such benefit. Each such designation shall revoke all prior designations by the same Participant, shall be in a form prescribed by the Administrator, and will be effective only when filed by the Participant in writing with the Company during the Participant’s lifetime. In the absence of any such designation, benefits remaining unpaid at the Participant’s death shall be paid to the Participant’s estate.
(d)Hedging and Pledging. Participants may not enter into hedging or monetization contracts or enter into pledge arrangements with respect to any Award or any Stock to be granted pursuant to an Award.
SECTION 18.
NO AUTHORITY TO REPRICE
Except in connection with a corporate transaction involving the Company that it subject to the provisions of Section 14, the terms of outstanding awards may not be amended to reduce the exercise price of outstanding Options or Stock Appreciation Rights or cancel outstanding Options or Stock Appreciation Rights in exchange for cash, other awards or Options or Stock Appreciation Rights with an exercise price that is less than the exercise price of the original Options or Stock Appreciation Rights without stockholder approval.
SECTION 19.
AMENDMENT TO THE PLAN
The Board may from time to time, insofar as permitted by law, suspend or discontinue the Plan or revise or amend it in any respect; provided, however, that no such revision or amendment, except as is authorized in Section 14, shall impair the terms and conditions of any Award which is outstanding on the date of such revision or amendment to the material detriment of the Participant without the consent of the Participant. Notwithstanding the foregoing, no such revision or amendment shall (i) materially increase the number of shares subject to the Plan except as provided in Section 14 hereof, (ii) change the designation of the class of employees eligible to receive Awards, (iii) decrease the price at which Options may be granted, or (iv) materially increase the benefits accruing to Participants under the Plan without the approval of the stockholders of the Company if such approval is required for compliance with the requirements of any applicable law or regulation. Furthermore, the Plan may not, without the approval of the stockholders, be amended in any manner that will cause Incentive Stock Options to fail to meet the requirements of Code Section 422. Notwithstanding anything in the Plan to the contrary, the Board may amend this Plan to the extent necessary or desirable to comply with the requirements of Code Section 409A and the regulations, notices and other guidance of general applicability issued thereunder.
To the extent applicable, the Plan and all Awards shall be interpreted to be exempt from or comply with the requirements of Code Section 409A and, if applicable, to comply with Code Section 422, in each case including the regulations, notices, and other guidance of general applicability issued thereunder. Furthermore, notwithstanding anything in the Plan or any
Award agreement to the contrary, the Board may amend the Plan or an Award agreement to the extent necessary or desirable to comply with such requirements without the consent of the Participant.
SECTION 20.
RIGHTS AND OBLIGATIONS ASSOCIATED WITH AWARDS
(a)No Obligation to Exercise. The granting of an Option or Stock Appreciation Right shall impose no obligation upon the Participant to exercise such Option or Stock Appreciation Right.
(b)No Employment or Other Service Rights. The granting of an Award hereunder shall not impose upon the Company or any Affiliate any obligation to retain the Participant in its employ or service for any period.
(c)Unfunded Plan. Participants shall have no right, title, or interest whatsoever in or to any particular assets of the Company or any Affiliate by reason of the right to receive a benefit under the terms of the Plan. Nothing contained in the Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company or any Affiliate and any Participant, beneficiary, legal representative, or any other person. To the extent that any person acquires a right to receive shares of Stock or payments from the Company or any Affiliate under the Plan, such right shall be no greater than the right of an unsecured general creditor of the Company or any Affiliate, as the case may be. All payments to be made hereunder shall be paid from the general funds of the Company or any Affiliate, as the case may be. In its sole discretion, the Administrator may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver the shares of Stock or make payments in lieu of or with respect to Awards hereunder; provided, however, that the existence of such trusts or other arrangements is consistent with the unfunded status of the Plan.
    (d)    Recoupment Policies. All Awards under the Plan shall be subject to any applicable clawback, recoupment, recovery or other forfeiture policies that may be implemented by the Board from time to time, including pursuant to the Titan Machinery Inc. Clawback Policy or any other similar clawback policy adopted by the Board. By accepting an Award, the Participant is agreeing to be bound by any such clawback, recoupment, recovery or other forfeiture policies, as in effect or as may be adopted or modified from time to time by the Company in its discretion, including the Titan Machinery Inc. Clawback Policy or any other similar clawback policy adopted by the Board.

SECTION 21.
MISCELLANEOUS
(a)Issuance of Shares. The Company is not required to issue or remove restrictions on shares of Stock granted pursuant to the Plan until the Administrator determines that: (i) all conditions of the Award have been satisfied, (ii) all legal matters in connection with the issuance have been satisfied, and (iii) the Participant has executed and delivered to the Company such representations or agreements as the Administrator may consider appropriate, in its sole discretion, to satisfy the requirements of any applicable law or regulation.
(b)Choice of Law. The law of the state of Delaware shall govern all questions concerning the construction, validity, and interpretation of this Plan, without regard to that state’s conflict of laws rules.
(c)Severability. In the event that any provision of this Plan shall be held illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining provisions of this Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.
(d)No Duty to Notify. Neither the Company nor any Affiliate shall have any duty or obligation to any Participant to advise such Participant as to the time and manner of exercising an Award or as to the pending termination or expiration of such Award. In addition, neither the Company nor any Affiliate has any duty or obligation to minimize the tax consequences of an Award to the Participant.
(e)Exemptions from Section 16(b) Liability. It is the intent of the Company that the grant of any Awards to or other transaction by a Participant who is subject to Section 16(b) of the Securities Exchange Act of 1934, as amended, shall be exempt from Section 16 pursuant to an applicable exemption (except for transactions acknowledged in writing to be non-exempt by such Participant). In addition, the Company intends any transaction by which a Participant sells shares of Stock issued in respect of the vesting or exercise of any Award granted hereunder for the purpose of settling any withholding tax liability of such Participant (commonly referred to as a “net settlement”, “net exercise”, “sell to cover” or “broker-assisted cashless exercise” transaction) that would otherwise be subject to Section 16(b) of the Securities Exchange Act of 1934, as amended, shall be exempt from Section 16 pursuant to an applicable exemption. Accordingly, if any provision of this Plan or any Award Agreement does not comply with the requirements of Rule 16b-3 then applicable to any such transaction, such provision shall be construed or deemed amended to the extent necessary to conform to the applicable requirements of Rule 16b-3 so that such Participant shall avoid liability under Section 16(b) of the Securities Exchange Act of 1934.
(f)Successors. All obligations of the Company under the Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise of all or substantially all of the business and/or assets of the Company.
(g)Fractional Shares. No fractional shares of Stock shall be issued or delivered pursuant to the Plan or any Award, and the Administrator, in its discretion, shall determine whether cash, other securities or other property shall be paid or transferred in lieu of any fractional shares of Stock, or whether such fractional shares or any rights thereto shall be canceled, terminated or otherwise eliminated.

(h)Code Section 409A Compliance. The Plan is intended to comply with the requirements of Code Section 409A, to the extent applicable. Each Award shall be construed and administered such that the Award either (i) qualifies for an exemption from the requirements of Code Section 409A or (ii) satisfies the requirements of Code Section 409A. If an Award is subject to Code Section 409A, (A) payments shall only be made in a manner and upon an event permitted under Section 409A of the Code, (B) unless the Award specifies otherwise, each installment payment shall be treated as a separate payment for purposes of Code Section 409A, and (C) in no event shall a Participant, directly or indirectly, designate the calendar year in which a payment is made except in accordance with Code Section 409A. Notwithstanding any other provision of the Plan to the contrary, with respect to any Award that constitutes “nonqualified deferred compensation” within the meaning of Code Section 409A, any payments (whether in cash, Stock or other property) to be made with respect to such Award upon the Participant’s “separation from service” (within the meaning of Code Section 409A) shall be delayed if the Participant is a "specified employee” (within the meaning of Code Section 409A) until the earlier of (1) the first day of the seventh month following the Participant’s separation from service or (2) the Participant’s death. Notwithstanding anything in the Plan or any Award agreement to the contrary, each Participant shall be solely responsible for the tax consequences of Awards under the Plan, and in no event shall the Company or any Affiliate have any responsibility or liability if an Award does not meet any applicable requirements of Code Section 409A. Although the Company intends to administer the Plan to prevent taxation under Code Section 409A, the Company does not represent or warrant that the Plan or any Award complies with any provision of federal, state, local or other tax law.